.      As filed with the Securities and Exchange Commission on
October 24, 1996
                     Registration No. 333- . . . . . .

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                Form S-8

                        REGISTRATION STATEMENT
                                under
                        THE SECURITIES ACT OF 1933


                        DANAHER CORPORATION
           (Exact name of registrant as specified in its charter)

     Delaware                              59-1995548
(State or other jurisdiction of           (I.R.S. employer
incorporation or organization)          identification number)

                   1250 24th Street, N.W., Suite 800
                        Washington, D.C. 20037
                (Address of Principal Executive Offices)

                  NON-QUALIFIED STOCK OPTION AGREEMENT


                        PATRICK W. ALLENDER
         Senior Vice President and Chief Financial Officer
                        Danaher Corporation
              1250 24th Street, N.W., Suite 800
                         Washington, D.C. 20037
                           (202) 828-0850
       (Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed
                      Amount       Maximum        Maximum         Amount of
Title of Securities    To Be     Offering Price  Aggregate      Registration
To Be Registered     Registered    Per Share    Offering Price      Fee

Shares of Common Stock
(par value $.01
 per share) . . . . .400,000(1)   $6.375(1)    $2,550,000.00(1)  $772.73(1)



(1) In accordance with Rule 457(h)(1), the aggregate offering price and the amount of the registration fee are computed on the basis of the actual exercise price specified in the granted options.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to the employee as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

    PROSPECTUS

                           400,000 Shares

                         DANAHER CORPORATION


                            Common Stock


      This Prospectus relates to the reoffer and resale by a control person (the "Selling Shareholder") of 400,000 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), of Danaher Corporation, a Delaware corporation (the "Company"), that may be issued by the Company to the Selling Stockholder upon the exercise of outstanding stock options granted pursuant to the Non-Qualified Stock Option Agreement dated February 7, 1990 between the Selling Stockholder and the Company (the "Plan"). The issuance of Shares, from time to time, pursuant to the exercise of the stock options granted by the Company under the Plan to the Selling Shareholder is registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement, of which this Prospectus forms a part. The Shares may be reoffered and resold for the account of the Selling Shareholder, from time to time, pursuant to this Prospectus. The Company will not receive any of the proceeds from the reoffer and resale of the Shares.

      The Selling Shareholder has advised the Company that the resale of his Shares may be effected from time to time on the New York Stock Exchange ("NYSE"), or in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Plan of Distribution". The Company will bear all expenses in connection with the preparation of this Prospectus.

      The Common Stock of the Company is traded on the NYSE under the symbol "DHR". On October 24, 1996, the last reported sale price of the Common Stock, as reported on the NYSE, was $41.50.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR
    DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         _______________________________________________

         The date of this Prospectus is October 24, 1996

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC").
Such reports, proxy statements and other information filed by the Company may be inspected and copied at the Public Reference Section of the SEC located at 450 Fifth
Street, N.W., Room 1024, Washington, D.C. 20549, and at regional public reference facilities maintained by the SEC located at 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661, and at 7 World Trade Center,
Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference
Section of the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street,
New York, New York  10005 and the Pacific Stock Exchange
Incorporated, 115 Sansone Street, Suite 1104, San
Francisco, California  94104.

     The Company has filed with the SEC a Registration
Statement on Form S-8 (together with all amendments and exhibits thereto, "Registration Statement") under the Securities Act of 1933, as amended (the "Securities
Act"), covering the securities offered hereby.  This
Prospectus, which constitutes a part of the Registration
Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration
Statement.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the SEC are hereby incorporated by reference into this
Prospectus:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b)  All other reports filed by the Company
     pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 since December 31, 1995, including the Corporation's Quarterly Report on Form
     10-Q for the quarters ended March 29, 1996; June 28,
     1996; and September 27, 1996;

          (c)  The description of the Company's Common
     Stock contained in the Registration Statement on Form 8-B filed with the Securities and Exchange
     Commission on November 3, 1986;

          (d) The Registration Statements, on Form S-8, dated April 29, 1988 (File No. 33-21618); dated
     December 4, 1989 (File No. 33-32402); dated July 23,
     1992 (File No. 33-49864); dated July 21, 1994 (File
     No. 33-54669) and dated July 17, 1996 (File No. 333-
     08361); and

          (e)  The Company's Current Reports filed on
     Form 8-K filed April 23, 1996, April 25, 1996, July
     2, 1996 and October 16, 1996.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the SEC's rules, deemed to be "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act.

     The Company will furnish without charge upon written or oral request to each person to whom a copy of this Prospectus is delivered a copy of any or all of the documents specifically incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests should be addressed to: Danaher
Corporation, 1250 24th Street, N.W., Washington, D.C.
20037, Attention:  Controller, telephone number 202-828-
0850.

                  ____________________________________


     No dealer, broker, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder.


                  ____________________________________


     This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the Shares that may be offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful.


                  ____________________________________


     The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.
                               THE COMPANY

     Danaher Corporation ("Danaher" or the "Company") conducts its operations through two business segments:
Tools and Components, and Process/Environmental Controls.
In its Tools and Components segment, Danaher produces and distributes general purpose mechanics' hand tools and automotive specialty tools, as well as tool boxes and storage devices, diesel engine retarders, wheel service equipment, drill chucks, custom designed headed tools and components, hardware and components for the power generation and transmission industries, precision socket screws, fasteners and miniature precision parts. This segment is comprised of Danaher Hand Tool Group
(including Special Markets and Professional Tool
Division, which includes Armstrong Tools, Inc., a manufacturer and marketer of industrial hand tools), Matco Tools, Jacobs Chuck Manufacturing Company, Iseli
Company, Delta Consolidated Industries, Jacobs Vehicle
Equipment Company, Hennessy Industries and the hardware and electrical apparatus lines of Joslyn Manufacturing
Company. The Company is the principal manufacturer of Sears, Roebuck and Co.'s Craftsman line of tools and is a primary supplier of specialized automotive service tools to the National Automotive Parts Association.

     In its Process/Environmental Controls segment, the Company produces and sells underground storage tank leak detection systems and temperature level and position sensing devices, power switches and controls, communication line products, power protection products, liquid flow measuring devices and electronic and mechanical counting and controlling devices and communication products. This segment is comprised of the Veeder-Root Company, Danaher Controls, Partlow/Anderson
Instruments, Gulton Industries-Graphic Instruments, West
Instruments, Ltd., QualiTROL Corporation, A.L. Hyde
Company, Hengstler, the controls product line business units of Joslyn Manufacturing Corporation and the communication products of Namco Controls Corporation, M&M
Precision Systems Corporation, TxPort, Inc. and
Communications Technology Corporation (which were acquired in July, 1996).

     The Company's principal executive offices are located at 1250 24th Street, N.W., Washington, D.C. 20037 and its telephone number is (202) 828-0850.

                              USE OF PROCEEDS

     The Company will receive the exercise price of the stock options when exercised by the Selling Shareholder.
Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Sellers Stockholders.

                           SELLING SHAREHOLDER

     The 400,000 Shares subject to this offering may be offered hereunder from time to time by George M. Sherman, the Selling Shareholder, so long as the Registration
Statement of which this Prospectus forms a part remains effective. These Shares are issuable upon exercise of currently exercisable options held by the Selling
Shareholder under the Plan.  Prior to this offering, Mr.
Sherman held 1,424,000 shares of Company Common Stock. (1)

 (1) Mr. Sherman has the option to acquire 1,240,000 shares of Company Common Stock. All shares are issuable upon exercise of outstanding options with fixed option prices. Included in Mr. Sherman's holdings are 3,000 shares held by Sherman Investors
     Limited Partnership, a partnership for the benefit of Mr. Sherman's family. Mr. Sherman controls the general partner.

                          PLAN OF DISTRIBUTION

     It is anticipated that if and when the Selling
Shareholder exercises his stock options, the Shares to which those stock options relate maybe offered by the Selling Shareholder from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling
Shareholder has advised the Company that he is not a party to any agreements, arrangements or understandings as to any sales at this time.

                              LEGAL OPINION

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Wilmer, Cutler & Pickering, Washington, D.C.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by Danaher Corporation
(the "Corporation") with the Securities and Exchange
Commission are incorporated herein by reference:

     (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) All other reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 since December 31, 1995, including the Corporation's Quarterly Report on Form 10-Q for the quarters ended March 29, 1996; June 28, 1996; and
September 27, 1996.

     (c)  The description of the Corporation's Common
Stock contained in the Registration Statement on Form 8-B filed with the Securities and Exchange Commission on November 3, 1986;

     (d)  The Registration Statements, on Form S-8, dated
April 29, 1988 (File No. 33-21618); dated December 5,
1989 (File No. 33-32402); dated July 23, 1992 (File No.
33-49864);  dated July 21, 1994 (File No. 33-54669) and
dated July 17, 1996 (File No. 333-08361);  and

     (e) The Company's Current Reports filed on Form 8-K filed April 23, 1996, April 25, 1996, July 2, 1996 and
October 16, 1996.

     In addition, all reports and other documents filed by the Company after the date of this Registration
Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Incorporated by reference to Form S-8 of the Corporation dated July 21, 1994 (File No. 33-54669).

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the Exhibit Index

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     except, in the case of phrases (i) and (ii), to the extent the information required is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities
     Exchange Act of 1934 that are incorporated herein by reference.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               Exhibit Index



Exhibit        Description                         Sequential
Number                                              Page No.

4         Non-Qualified Stock Option Agreement        13
               dated February 7, 1990

5         Opinion of Wilmer, Cutler & Pickering       19

24A       Consent of Wilmer, Cutler & Pickering
               (contained in Exhibit 5)

24B       Consent of Arthur Andersen LLP              21

25        Power of Attorney                           22


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 24th day of October, 1996.


                    DANAHER CORPORATION



                    By    /s/ Patrick W. Allender
                         Patrick W. Allender,
                         Senior Vice President
                         and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:

 /s/ George M. Sherman             October 24, 1996
George M. Sherman
President and Chief Executive Officer


 /s/ Patrick W. Allender           October 24, 1996
Patrick W. Allender
Senior Vice President and Chief Financial Officer


Chief Accounting Officer and Controller:

 /s/ C. Scott Brannan              October 24, 1996
C. Scott Brannan
Controller

A Majority of the Board of Directors:

Mortimer M. Caplin, Donald J. Ehrlich, Walter G. Lohr,
Jr., Mitchell P. Rales, Steven M. Rales, George M.
Sherman, A. Emmet Stephenson, Jr.

 /s/ Patrick W. Allender           October 24, 1996
Patrick W. Allender
As Attorney-in-Fact

                                                                  EXHIBIT 4
                  NON-QUALIFIED STOCK OPTION AGREEMENT

                             pursuant to the

                          EMPLOYMENT AGREEMENT
                          DATED JANUARY 2, 1990

     AGREEMENT, dated this 7th day of February, 1990, between Danaher Corporation ("Danaher"), and George M.
Sherman (the "Optionee").

     WHEREAS, the Optionee is now in the employ of Danaher in a key capacity and Danaher desires to have the Optionee remain in such employ and to afford the Optionee the opportunity to acquire or enlarge the Optionee's stock ownership in Danaher so that the Optionee may have a direct proprietary interest in Danaher's success; and

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby mutually covenant and agree as follows:

     1.   Employee's  Agreement.

     The Optionee agrees to remain in the employ of Danaher in accordance with the employment agreement dated
January 2, 1990.

     2.   Grant of Option.

     Subject to the terms and conditions set forth herein, Danaher hereby grants to the Optionee during the period commencing today and ending at the close of business ten years from the date hereof (the "Option
Period"), the option to purchase from Danaher at a price of $12.75 per share, 500,000 shares of Danaher's Common
Stock.

     3.   Exercise of Option.

          166,667 February 7, 1990
          166,667 February 7, 1992
          166,666 February 7, 1993

     4.   Method of Exercising Option and Payment of
Option Price.

     (a) The option hereby granted shall be exercised by the Optionee by delivering to the Secretary of Danaher, from time to time, on any business day during the option
Period (the "Exercise Date"), written notice specifying the number of shares the Optionee then desires to purchase (the "Notice"), and either (i) cash, certified check, bank draft or postal or express money order to the order of Danaher for an amount in United States dollars equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), such payment to be delivered with the Notice, or (ii) in the discretion of the Board or the Committee, shares of Common Stock of Danaher with a value (determined in accordance with subparagraph (d) below) equal to or less than the Total Option Price plus cash, certified check, bank draft or postal or express money order to the order of Danaher for an amount in United States dollars equal to the amount, if any, by which the Total Option Price exceeds the value of such shares of Danaher's Stock
(determined in accordance with subparagraph (d) below).
Such shares and cash shall be delivered to the Secretary of Danaher not later than the end of the first business day after the Exercise Date. In the case of payment in shares, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Secretary of Danaher. If the Optionee pays the Total Option Price pursuant to clause (ii) above, then the Notice shall state that the Optionee acknowledges that payment of the Total Option Price is his absolute and personal liability enforceable by Danaher against him or his estate.

     (b)  The Notice shall also state the following:

               I hereby represent and warrant
          that I am purchasing said shares
          solely with a view to bona fide
          investment for my own individual
          account and not with any present
          intention to resell the same.  I
          further represent and warrant that I
          will dispose of said shares only in
          compliance with the applicable laws
          or regulations relating to the sale
          of securities.

     (c)  Within five business days after the Exercise
Date, Danaher shall, subject to the receipt of withholding tax, if any, issue to the Optionee the number of shares with respect to which such option shall be so exercised, and shall deliver to the Optionee a certificate (or certificates) therefor.

     (d) For purposes of this paragraph 4, the value of shares of Common Stock tendered to exercise an option shall be the closing price of such shares of Common Stock on the stock exchange on which the shares are registered, if the shares are not registered with any stock exchange, then the average between the closing bid and asked prices of such shares of Common Stock an the NASDAQ System, on the Exercise Date or as otherwise determined by the Board or the Committee.

     (e) In the event of hardship determined in the sole discretion or the Board, Danaher may in lieu of requiring the exercise of an option and the payment of the Total
Option Price, authorize the payment of cash to the Optionee in an amount equal to the market value of shares of Common Stock subject to an option less the option price in exchange for the cancellation of the option.

     (f) In the event the Optionee could be subject to liability under Section 16(b) of the Securities Exchange
Act of 1934, if the Optionee makes an election in a timely manner under Section 83(b) of the Code (as that term is defined in the Plan) to recognize income for tax purposes when the option granted hereby is first exercised, the Optionee shall notify Danaher within 10 days of making such election.

     5.   Termination.

     The Option granted hereby shall terminate and be of no force or effect upon the expiration of 10 years from the date of this Agreement unless terminated prior to such time as provided below.

     In the event the optionee ceases employment with Danaher or a Subsidiary, such Optionee's option shall terminate or be exercisable as defined in the Employment
Agreement dated January 2, 1990.

     6.   Optionee.

     Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

     7.   Assignability.

     Except as otherwise provided herein, this option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during optionee's lifetime only by him. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer this option the same shall terminate and be of no force or effect.

     8.   Rights of a Stockholder.

     The Optionee shall not be deemed for any purpose to be a stockholder of Danaher with respect to any shares as to which this option shall not have been exercised and payment and issue made as herein provided.

     9.   The Corporation's Rights.

     The existence of this option shall not affect in any way the right or power of Danaher or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Danaher's capital structure or its business, or any merger or consolidation of Danaher, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Danaher, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     10.  Recapitalization.

     In the event of any change in the number of issued shares of Common Stock of Danaher resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, then appropriate adjustments shall be made by the Board or the committee with respect to this option. Additions to this option issued as a result of any such change shall bear the same restrictions and carry the same terms as the option granted hereby.

     11.  Merger and Consolidation.

     In the event Danaher shall be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation, or corporate reorganization
(including a reorganization in which the holders of Common Stock receive securities of another corporation), this option shall pertain to and apply to the securities to which a holder of Common Stock would have been entitled. The Board shall make such appropriate determinations and adjustments as it deems necessary so as to substantially preserve the rights and benefits, both as to number of shares and otherwise, of the Optionee under this Agreement.

     In the event Danaher shall not be the surviving corporation in any merger, sale of assets or stock consolidation, or corporate reorganization (including a reorganization in which the holders of Common Stock receive securities of another corporation), the successor corporation may, but shall not be required to, issue substitute options so as to substantially preserve the rights and benefits of the Optionee under this Agreement.

     12.  Preemption of Applicable Laws or Regulations.

     Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares of Common Stock to the Optionee, any law, regulation or requirements of any governmental authority having jurisdiction shall require either Danaher or the Optionee to take any action prior to or in connection with the shares of Common Stock then to be issued, sold or repurchased, the issue, sale or repurchase of such shares shall be deferred until such action shall have been taken.

     13.  Notice.

     Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to Danaher at 1250 24th
Street, N.W., Suite 800, Washington, D.C. 20037
(Attention: Office of the Secretary), or at such other address as Danaher, by notice to the Optionee, may designate in writing from time to time; to the Optionee, at his address as shown an the records of Danaher, or at such other address as the Optionee, by notice to the Secretary of Danaher, may designate in writing from time to time.

     14.  Tax Withholding.

     Either Danaher or a Subsidiary, as appropriate, shall have the right to deduct from any payment hereunder any Federal, state, local, or employment taxes which it deems are required by law to be withheld. At the request of the Optionee, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

     15.  Fractional shares.

     Any fractional shares concerning this option shall be eliminated at the time of exercise by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

     16.  Governing Law.

     All matters relating to this Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

     17.  Construction.

     This Agreement has been entered into in accordance with the terms of the Employment Agreement, and wherever a conflict may arise between the terms of this Agreement and the terms of the Employment Agreement, the terms of the Employment Agreement shall control.


     IN WITNESS WHEREOF, Danaher has caused this
Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand and seal, all an the day and year first above written.


                    DANAHER CORPORATION:



                    By /s/ C. Scott Brannan
                         C. Scott Brannan


                    THE OPTIONEE:

                    /s/ George M. Sherman (L.S.)
                    George M. Sherman

                                                                  EXHIBIT 5
                            October 24, 1996

Danaher Corporation
1250 24th Street, N.W., Suite 800
Washington, D.C. 20037

     Re:  Non-Qualified Stock Option Agreement

Ladies and Gentlemen:

     We have acted as counsel to Danaher Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation by the Company of a Registration
Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 400,000 shares of Common Stock, $.01 par value per share (the "Shares") of the Corporation issuable pursuant to the Non-Qualified Stock Option
Agreement between George M. Sherman and the Corporation dated February 7, 1990 (the "Plan").

     For purposes of this opinion, we have examined copies of the following documents:

     1.   An executed copy of the Form S-8;

     2. A copy of the Plan, as certified on October 24, 1996 by the Secretary of the Company as then being complete, accurate and in effect;

     3. A copy of the Certificate of Incorporation, as amended, as certified on October 24, 1996 by the Secretary of the Company as then being complete, accurate and in effect;

     4.   A copy of the Bylaws of the Company, as
          certified on October 24, 1996 by the Secretary of the Company as then being complete, accurate and in effect;

     5. A certificate of the Secretary of the Company, dated October 24, 1996.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

     We are members of the Bars of the District of Columbia and Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

     Based upon, subject to, and limited by the foregoing, we are of the opinion that:

     1. The issuance of the Shares upon the exercise of options, when issued in accordance with the terms of the Plan, has been lawfully and duly authorized; and

     2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8 on October 24, 1996, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                         Sincerely,
                         WILMER, CUTLER & PICKERING


                                             EXHIBIT 24B


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1996, included or incorporated by reference in Danaher Corporation's
Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                   ARTHUR ANDERSEN LLP


October 24, 1996

                                             EXHIBIT 25
                             POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints Patrick W. Allender and C. Scott
Brannan, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 relating to the purchase of shares of Danaher Corporation common stock pursuant to the Non-Qualified Stock Option Agreement between George M. Sherman and Danaher Corporation dated
February 7, 1990, and any and all amendments (including post-effective amendments) to this Registration
Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Date:     October 24, 1996


/s/ Mortimer M. Caplin
Mortimer M. Caplin

/s/ Donald J. Ehrlich
Donald J. Ehrlich

/s/ Walter G. Lohr, Jr.
Walter G. Lohr, Jr.

/s/ Mitchell P. Rales
Mitchell P. Rales

/s/ Steven M. Rales
Steven M. Rales

/s/ George M. Sherman
George M. Sherman

 /s/ A. Emmet Stephenson, Jr.
A. Emmet Stephenson, Jr.